Exhibit 10.2
Certain information in this document (indicated by “[***]”) has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Certain portions of this exhibit (indicated by “###Certain information in this document (indicated by “[***]”) has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Certain portions of this exhibit (indicated by “####”) have been omitted pursuant to Regulation S-K, Item 601(a)(6).

CO-MANUFACTURING AND PURCHASING AGREEMENT

This Co-Manufacturing and Purchasing Agreement is made and entered into as of 18 April 2024 (the “Effective Date”) by and among:

AXELUM RESOURCES CORP., a corporation duly organized and existing under Philippine laws, with office address at 1052 EDSA, Magallanes Village, Makati City 1232, Philippines (hereinafter referred to as the “Manufacturer”);

– and –

ALL MARKET SINGAPORE PTE LTD, a corporation duly organized and existing under the laws of the Republic of Singapore, with principal office address at 61 Science Park Road, #02-04 The Galen, Singapore 117525(hereinafter referred to as the “Company”).

The Manufacturer and the Company are each individually a “Party” and collectively referred to hereafter as the “Parties”.

RECITALS

1The Company manufactures, buys and sells the Products (as hereinafter defined) and the Manufacturer has agreed to manufacture and sell the Products to the Company on the terms and subject to the conditions set out in this Agreement;

2The Company is a 100% wholly-owned subsidiary of The Vita Coco Company, Inc., a corporation duly organized and existing under the laws of Delaware, with principal office address at 250 Park Avenue South, Seventh Floor, New York, New York 10003 which has agreed to guarantee the obligations and liabilities of the Company under this Agreement;

3The Company is the owner of or is authorized to use certain Vita Coco-related trademarks and other intellectual property and proprietary information that distinguish the Products;

Exhibit 10.2
4The Manufacturer has facilities capable of manufacturing and packaging the Products according to the Company’s Specifications (as hereinafter defined); and

NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and conditions hereinafter set forth, the Parties agree as follows:

1Definitions. In this Agreement, the following words and expressions shall have the following meanings:
aAgreement: means this Manufacturing and Purchasing Agreement, including its Schedules, all as amended in accordance herewith from time to time;
bCalendar Quarter: means the following periods in any calendar year: January 1 through March 31st, April 1 through June 30th, July 1 through September 30th, and October 1 through December 31st;
cCertificate of Analysis: means a certificate issued by Manufacturer under Clause 6 to confirm that the Products meet the quality standards;
dConfidential Information: means information of any kind, nature, and description disclosed to, discovered by, or otherwise known by the Receiving Party, as a direct or indirect consequence of or through its relationship with the Disclosing Party, including the terms and provisions of this Agreement, the Specifications, and any information relating to research, developments, inventions, copyrights, product lines, formulae, product recipes, product ingredients, product composition, product processes, manufacturing processes, design, purchasing, finances, financial affairs, accounting, merchandising, selling, distribution networks, employees, trade secrets, business practices, merchandise resources, supply resources, service resources, system designs, procedure manuals, the prices it obtains or has obtained or at which it sells or has sold its services or products, the names of its personnel, reports, Technical Specifications, and any other information that the Receiving Party should reasonably know to be confidential or proprietary to the Disclosing Party;
eDelivery Location: means the [***] or such other location, in each case, as mutually agreed to by the Parties from time to time;
fEffective Date: is defined in the preamble above;
gFOB: means that the Manufacturer pays for transportation of the goods to the port of shipment, plus loading costs. The Company pays the cost of marine freight transport, insurance, unloading, and transportation from the arrival port to the final destination;
hGood Manufacturing Practices: means the Current Good Manufacturing Practice in Manufacturing, Packing, or Holding Human Food (21 CFR Part 117), the Bioterrorism Preparedness and Response Act of 2002 (and any amendments or successor regulations thereto) and any other factors which a prudent manufacturer of food or beverage products would reasonably take into account in the normal course of safe operation and manufacture;
iIntellectual Property: means any and all trade secrets, Confidential Information, designs, technical drawings, specifications, trademarks, patents, labels, copyrights, formulas, recipes, ingredients, manufacturing processes, know-how and other information of a Party relating to or for the Products, including the Marks of the Company;

Exhibit 10.2
jLaws: means (1) all Philippines laws, statutes, orders, rules, regulations, ordinances, permits, approvals, licenses, registrations, directives, filings or authorizations of any agency (collectively, “Legislation”) applicable to the manufacture of food products for human consumption in the Philippines in effect on or after the Effective Date, as amended; and (2) all laws in the United States applicable to the manufacture of food products for human consumption by foreign manufacturer, including but not limited to the Current Good Manufacturing Practice in Manufacturing, Packing, or Holding Human Food (21 CFR Part 110), the Bioterrorism Preparedness and Response Act of 2002, the Foreign Manufacturers Legal Accountability Act of 2009, the Food and Drug Administration Globalization Act of 2009, and the Food Safety Modernization Act, as amended, which laws in the United States must be specified by the Company to the Manufacturer to be complied in connection with the manufacture and production of the Product; and (3) all other laws applicable to the performance of either Parties’ obligations under this Agreement;
kMarks: means all trade names, trademarks, and service marks owned, developed, adopted or used by the Company in relation to the Products whether registered or otherwise;
lParty: means the Company or the Manufacturer;
mParties: means the Company and the Manufacturer;
nPremises: means the Manufacturer’s manufacturing plant and facilities for manufacturing the Products located at Medina, Misamis Oriental, Philippines.
oProducts: means the products to be manufactured and sold by Manufacturer and purchased by the Company hereunder, as set forth on Schedule 1 attached hereto, as the same may be amended from time to time in accordance with the terms hereof. “Product” shall mean any one of the Products;
pPackaging Materials: means Tetra Pak, corrugated cartons, slip sheets, corner-boards and pallet shrink wrap;
qPurchase Orders or PO(s): means the orders placed by the Company for the Product;
rRaw Materials: means the ingredients required to manufacture the Products which will be purchased by the Manufacturer in full compliance with the Raw Materials Technical Specifications listed in Schedule 2; and
sSpecifications: means (i) the Company and Tetra Pak dictated manufacturing process; and (ii) the Trademarks, designs, and labels of the Products; and (iii) the Company’s formula, recipes, ingredient and product specifications, design or processes for manufacture of the Products or developed for each of the Products, as set forth in the Product Specifications Manual, referenced on Schedule 2 attached hereto, as may be amended from time to time in accordance with the terms hereof. The term “Specifications” shall include any revisions issued by the Company to the Specifications and/ or any specifications provided by the Company for additional products to be added to Schedule 1 after the Effective Date.

2Production and Minimum Volume

2.1 The Manufacturer shall take all reasonable commercial steps necessary (the “Production Facilities and Improvements”) in order to cause the Initial Production Date to occur

Exhibit 10.2
on or before [***]. Notwithstanding the foregoing, both Parties shall cooperate towards achieving earliest commencement of commercial operations. The Parties agree that Tetra Pak or other equipment suppliers as mutually agreed upon by the Parties shall be the suppliers of all applicable Production Improvements. The Manufacturer shall not use any subcontractors to provide the services described herein without the prior consent of the Company.

2.2 The Manufacturer shall be solely responsible for costs associated with the Production Facilities and Improvements, including, but not limited to, securing the space, building, utilities, and the processing equipment and the costs of all processing equipment and infrastructure necessary to produce the Products in accordance with the Specifications.

2.3 The Manufacturer shall manufacture, package, sell and deliver the Products [***], in accordance with this Agreement, the applicable Purchase Order, the Product Specifications and applicable Laws governing the manufacture and sale of the Products.

2.4 The Manufacturer shall provide all raw materials, ingredients and the Packaging Material required for the production and processing of the Products in accordance with the Product Specifications set by Company. The Company shall facilitate all necessary training, know-how and transfer such technology as will enable the Manufacturer to produce the Products according to the Product Specifications. Manufacturer shall carefully inspect and test, as necessary, the physical condition of all raw materials or ingredients, and the Packaging Material at the time of receipt and shall promptly notify Company of any issue related to the physical condition thereof within 1 week from receipt for raw materials or ingredients and within 30 days from receipt for Packaging Material, except in both instances if the nonconformity could not have been reasonably discovered by the Manufacturer. Manufacturer shall use the raw materials, ingredients, and packaging, including the Packaging Material on a first-in, first-out basis to the best of its ability.

2.5 Inventory reports for raw materials and Packaging Materials (collectively, the “Materials”) will be done on a monthly basis no later than the last day of the month. Any discrepancies and financial settlements in inventory will be resolved within thirty (30) days. A physical count of the Materials will be conducted at least once per calendar year.

2.6 During the Term, the Manufacturer covenants and agrees that it shall maintain enough raw materials, ingredients, Packaging Materials and other items, and line space and capacity, in order to produce at least [***] of Product per Calendar Year commencing on the Initial Production Date (the “Minimum Volume”), which is also the Minimum Volume per Calendar Year which the Company commits to order from the Manufacturer commencing on the Initial Production Date. Manufacturer shall exert its best efforts to produce up to [***] of the Product per Calendar Year.

The Minimum Volume may be adjusted [***] upon mutual written agreement of the Parties.

2.7 Manufacturer will maintain a log reflecting the lot numbers, manufacturing dates, and expiration dates of all ingredients and must inform Company promptly, but no later than twenty-four hours of all ingredients, Packaging Materials, and finished Products having less than [***] remaining.

Exhibit 10.2

2.8 The Parties acknowledge that Company has certain commitments to expand its Environmental, Social, and Governance (“ESG”) framework, including opportunities to reduce Company’s overall environmental impact. Manufacturer shall use its best efforts to promote Company’s sustainability objectives in connection with its ESG framework using its commercially reasonable efforts and the Company may provide the Manufacturer with support, including financial support, to enable the Manufacturer to undertake such efforts.

Before the end of the first year of the Initial Term, the Manufacturer shall use good faith efforts to work with the Company to come up with a program to achieve milestone targets for this framework.

2.9 Manufacturer shall collect, maintain, and make information concerning its operation and management available to Company promptly upon request. During the Term, Manufacturer hereby agrees to deliver to Company a written report on a weekly basis in a format to be agreed by the Parties that accurately contains data related to the services described herein on: (a) Quality (LIMS data, etc.); (b) Supply chain (inventory orders, forecast of raw materials); and (c) Environmental, including live data on energy, water, solid and chemical waste consumptions.

1.Forecasting and Purchase Orders

3.1 The Company shall provide the Manufacturer with estimated quarterly production forecasts at least [***] days before each Calendar Quarter. The Company shall also furnish a [***] month forward forecast, for the purpose of assisting the Manufacturer in ordering the Materials. Notwithstanding the foregoing, the Parties hereby acknowledge and agree that while the Company will use commercially reasonable efforts to place Purchase Orders in conformity to the Company’s forecasts, the foregoing forecasts shall be created for the sole purpose of assisting the Manufacturer in maintaining adequate inventory to meet the Company’s production needs. Such production forecasts shall always be consistent with Minimum Volumes already set by the Parties. The Company and Manufacturer shall enter into good faith negotiations to discuss and agree on the forecast that is to be followed and the Parties shall amend the relevant schedule to include the revised forecast at least [***] days before the start of the Calendar Quarter. This amendment shall take the form of a simple letter agreement sent and acknowledged by both Parties in writing or email which will be attached to and will form part of this Agreement and supersede existing provisions and annexes on this matter.

However, if the raw materials, ingredients or any Packaging Material become unusable or obsolete for use in the manufacture of the Products due to a change requested by the Company, then the Company and the Manufacture shall agree on the use or disposition thereof, such as whether the same will be used up or if the Company will pay the Manufacturer the cost of such unusable/obsolete materials.

3.2 The Company shall place the Purchase Orders for the Products as far in advance as commercially reasonable but not later than [***] days before the required shipment month, consistent with the forecast by the Company to the extent possible and subject to capacity limits of the Manufacturer. The Manufacturer shall produce the Products within [***] days from

Exhibit 10.2
receipt of each Purchase Order from the Company, and the Manufacturer shall deliver the Products FOB the Delivery Location within [***] days of receipt of each such Purchase Order.

3.3 [***]

4. Pricing and Payment Terms

4.1 The Company shall pay to the Manufacturer the price/cost for each of the Products (the “Price”) as set forth on Schedule 1 attached hereto.

4.2 The Parties acknowledge and agree that the Price:

(i) includes all costs associated with the manufacture of the Products and delivery of the Products [***], including without limitation, the Manufacturer’s delivered cost of ingredients and Packaging Materials, including the infrastructure costs, any processing equipment maintenance fees, labor, overhead, ingredients, warehousing of finished Products, any Philippines customs and duty charges, the cost of delivery of the final Products to the Delivery Location, the cost of loading the Products into Company’s designated truck at the Delivery Location, and the Manufacturer’s profit; and

(ii) excludes United States and other countries customs and tax payments before delivery to the Company, and transportation from the Delivery Location to the Company’s warehouse, which shall all be Company-arranged and paid by the Company.

4.3 The initial Price, as set forth on Schedule 1, may not be modified or amended until the [***] anniversary of the Initial Production Date, except in cases of: 1) demonstrable cost increases that would result in a more than [***]% higher cost of the finished goods previously agreed to, in which case the Manufacturer to the Company will review in good faith, and 2) extraordinary raw material or other factors of production price or foreign exchange fluctuations or other similar events, during which the Parties shall mutually agree on remedies including the possible passing on of cost increases. Thereafter, the Price may be reviewed and modified every fourth fiscal quarter of each calendar year, and any adjustments to the Price shall be based solely upon demonstrable cost changes in the Manufacturer’s production costs or costs including costs of money for material beyond the agreed volume levels or storage period; provided, however, adjustments to the Price shall be subject to the prior written approval of the Parties, which approval shall not be unreasonably withheld.

4.4 All Prices shall be in United States Dollars (“USD”).

4.5 The Company shall pay for the Products within [***] .

4.6 (a) The Parties acknowledge and agree that the Price set forth in Schedule 1 is the Price of the “100% Pure Coconut Water” Products with [***] (or such other level as hereinafter determined by the Company and included in the Specifications from time to time).

Exhibit 10.2
(b) The Parties agree that if Company requests that Manufacturer produce the Company’s “Flavored Coconut Water” Products, the price for such Products shall be [***] , which price shall be agreed upon by both Parties.

It is understood that out-of-pocket costs shall include [***] , which shall be agreed upon by both Parties.

(c) In the event the Company elects to supply the additional ingredients at its cost, the Manufacturer shall charge [***].

5. Delivery, Title and Risk of Loss

5.1 The Manufacturer shall load the Products into containers in accordance with the loading patterns and procedures as set forth in Schedule 3 attached hereto, or as may be amended in writing by the Company from time to time subject to the Manufacturer’s prior written agreement which is not to be unreasonably withheld or delayed, and/or shipping line regulations. The Manufacturer shall [***], in such quantities and at such times as the Company shall have specified in its Purchase Order. Title and risk of loss of the Products shall pass to the Company upon delivery to the Company or its freight carriers at the Delivery Location, and after the Products are properly loaded into the Company’s designated shipping vessels, as evidenced by the Bill of Lading, according to [***].

5.2 The Company shall have the right to inspect, subject to the periods stated in Clause 5.3, any shipment of the Products after delivery to determine whether it conforms to the terms of this Agreement, the applicable Purchase Order, the Product Specifications, and the applicable Laws. If, for any reason solely due to the fault of the Manufacturer, any Product furnished hereunder is defective in material or workmanship, is adulterated, or does not otherwise conform to the terms of this Agreement, the applicable Purchase Order, the Product Specifications or applicable Laws then, in addition to any other rights it may have under this Agreement, Company shall have the right to reject such Product and return such Product to the Manufacturer. If a Product is rejected by the Company in accordance with the immediately preceding sentence, all charges for the packing, shipping and return of any rejected Products to the Manufacturer and any reshipment of replacement Products to the Company and the risk of loss thereof will be borne by the Manufacturer. With each return, the Company shall include a statement of the reason for rejection of the Products as required in Clause 5.3. At the Company’s option, the Manufacturer agrees to cancel the invoice for such rejected Products, refund the amounts paid with respect to such rejected Products, or ship replacement Products to the Company on an expedited basis.

5.3 Any Products received by the Company from the Manufacturer that has not been rejected by the Company within [***] days after receipt, or [***] days after receipt if the nonconformity could not have been reasonably discovered by the Company, shall be deemed to have been accepted. It is understood that the Company shall promptly undertake proper sampling and testing of incoming shipments of Products to ascertain acceptability of the same within a period of [***] days from receipt. The Parties agree to retention sampling and storage protocols in order to ensure the viability of the Products while in transit and storage.

Exhibit 10.2
It is understood and agreed by the Parties that the basis for any rejection shall include [***].

5.4 The Company shall have complete and sole discretion as to the resale of each of the Products manufactured and supplied by the Manufacturer under this Agreement, including without limitation, the pricing and distribution of the Products.

6. Quality Standards And Quality Assurance

6.1 The Manufacturer hereby undertakes that the Products manufactured, packaged and labeled will be manufactured in a professional, clean, safe and sanitary manner in accordance with Good Manufacturing Practices and Hazard Analysis Critical Control Point principles. The Products shall be manufactured and supplied according to the Specifications, the Supplier Code of Conduct as provided by Company and attached as Schedule 6, as well as the other terms and conditions of this Agreement. The Manufacturer will provide the Company with a Certificate of Analysis stating, in connection with the Products, that the quality standards have been observed in accordance with this Clause 6.1.

6.2 The Manufacturer shall ensure that its facilities where the Products are manufactured, packaged, and labeled will have the following certifications and be in good standing during the Term: (a) a certification equivalent to the Global Food Safety Initiative certification for food safety; (b) SMETA 4 pillar certification; ISO 14001; and (c) Kosher certification by a certified Kosher certification organization.

6.3 In case of crisis relating to issues of food safety, the Parties agree that time is of the essence. Within 3 working days from notice of any crisis, each Party must appoint its designated responsible person to handle the crisis and inform the other Party in writing of the name and contact details of such person. The designated responsible person appointed by each Party who will be available 24 hours per day, seven days a week, will deal with the crisis in an appropriate manner and the Manufacturer will comply with all reasonable instructions of the Company in connection with any such crisis. Such designated persons must have sufficient authority and resources to deal with the said crisis.

6.4 Inspections by Regulatory Agencies. In the event of an inquiry or an inspection of the facilities by a representative of the U.S. Food and Drug Administration or any other federal, state, or local regulatory agency, Manufacturer shall immediately notify Company if the inquiry or inspection concerns or involves the provision of the services described herein with respect to Products or ingredients or Packaging Materials to be used therein. Manufacturer shall also provide to Company any and all reports issued by or correspondence received from any regulatory agency that conducts any such inspection during the period beginning on the Effective Date and ending upon the termination or expiration of the Term.

6.5 Company shall promptly notify Manufacturer of any complaint from customers and promptly initiate investigation of such complaint to establish if such complaint is valid and with proper basis. Manufacturer will fully cooperate, use diligent efforts to assist Company in investigating any such situation, and provide Company with information necessary for Company to pursue its investigation and respond to such complaint.

Exhibit 10.2
7. Term; Technical Services Agreement

7.1 The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until December 31, 2033 (the “Initial Term”). Thereafter, the Company shall have the option to extend the Initial Term for an additional, successive term of five (5) years, on or prior to the date that is one hundred and eighty (180) days before the expiration of the then-current term (each an “Extension Term”; and together with the Initial Term, the “Term”).

8. Non-Compete

8.1 A. During the Term, the Manufacturer shall not, directly or indirectly, for its own account or for the account of any third party, sell, subcontract, manufacture or produce, or enter into any agreement with any third party to sell, subcontract, manufacture or produce any coconut water-flavored or coconut water-based beverage products, in any form of packaging of any kind whatsoever, including without limitation, tetra pak, can, bottle or bulk into the United States; provided, that no prior consent or notice to the Company shall be required for any of the following:

(i) During the Term, the Manufacturer shall be permitted to sell or contract to sell [***] in the territories set forth in Schedule 5 attached hereto an amount of coconut water not greater than [***]% of the total [***] volume of Products purchased by the Company under this Agreement, but in no case less than [***] .

For avoidance of doubt, it is understood that the Manufacturer shall utilize its own Intellectual Property for the manufacture of the Manufacturer’s own products or the products of its private label clientele.

The Parties may agree to amend the volume and territories in which Manufacturer may sell Products by amending Schedule 5 without need to amend this Agreement. This amended Schedule 5 may take the form of a simple letter agreement sent and acknowledged by both Parties in writing or email which shall be attached to and form part of this Agreement.

B. Provided there is existing unutilized capacity in the manufacturing facility of the Manufacturer which the Company will not purchase, and such unutilized capacity is beyond the [***] mentioned in Clause 8.1, then the Company and the Manufacturer will jointly develop sales to a Private Label thru either of the following: [***]

8.2 The Parties acknowledge that nothing contained in Clause 8.1 shall be deemed to prevent Manufacturer from producing its own product for its private label customers located in the territories listed in Schedule 5 and the Manufacturer shall utilize its own Intellectual Property for the manufacture of the Manufacturer’s own products or the products of its private label clientele, as long as the Manufacturer prioritizes the Minimum Volume commitment to the Company.

9. Trademarks and Proprietary Information 9. Trademarks and Proprietary Information

Exhibit 10.2
9. Trademarks and Proprietary Information
9.1 Subject to the terms and conditions of this Agreement, during the Term (or until the earlier termination of this Agreement), the Company hereby grants to the Manufacturer a limited, non-exclusive, non-transferable, non-assignable license to use the Company IP (as hereinafter defined) solely (i) to manufacture the Products for the Company in accordance with and pursuant to the terms and provisions of this Agreement at the Manufacturer’s facility, and (ii) to assist the Company in research and development efforts pursuant to the terms of this Agreement.
9.1 Subject to the terms and conditions of this Agreement, during the Term (or until the earlier termination of this Agreement), the Company hereby grants to the Manufacturer a limited, non-exclusive, non-transferable, non-assignable license to use the Company IP (as hereinafter defined) solely (i) to manufacture the Products for the Company in accordance with and pursuant to the terms and provisions of this Agreement at the Manufacturer’s facility, and (ii) to assist the Company in research and development efforts pursuant to the terms of this Agreement.
9.2 The Manufacturer acknowledges and agrees that, except as otherwise provided in this Agreement, the Company is the sole and exclusive owner of (i) the Specifications, including, without limitation, the formulas, product recipes, ingredient, and product specifications, trade secrets, patents, design or processes for manufacture of the Products or similar rights or registrations used to produce each of the Products, and (ii) the Marks, including all trademarks, trade names, trade dress, copyrights, logo types, commercial symbols, branding labels and designs used on, or in connection with, the Products now or hereafter held or applied for in connection therewith, provided, that the Specifications and Marks must be communicated in writing by the Company to the Manufacturer specified in Schedule 7 (collectively, the “Company IP”). The Manufacturer acknowledges and agrees that the Company IP, and the goodwill associated therewith, are the sole and exclusive property of the Company and may be used by Company and its affiliates for any purpose.

9.2 The Manufacturer acknowledges and agrees that, except as otherwise provided in this Agreement, the Company is the sole and exclusive owner of (i) the Specifications, including, without limitation, the formulas, product recipes, ingredient, and product specifications, trade secrets, patents, design or processes for manufacture of the Products or similar rights or registrations used to produce each of the Products, and (ii) the Marks, including all trademarks, trade names, trade dress, copyrights, logo types, commercial symbols, branding labels and designs used on, or in connection with, the Products now or hereafter held or applied for in connection therewith, provided, that the Specifications and Marks must be communicated in writing by the Company to the Manufacturer specified in Schedule 7 (collectively, the “Company IP”). The Manufacturer acknowledges and agrees that the Company IP, and the goodwill associated therewith, are the sole and exclusive property of the Company and may be used by Company and its affiliates for any purpose.

Exhibit 10.2
For the avoidance of doubt, it is understood that any existing formula, recipe, ingredient and product specification, design or processes for the manufacture of the Manufacturer’s own products or any portion thereof, including those that may be developed independently without collaboration of the Company during the Term of and in the performance of the services under this Agreement and without any reference to Company IP, shall be exclusively owned by the Manufacturer and shall not form part of the Company IP.
For the avoidance of doubt, it is understood that any existing formula, recipe, ingredient and product specification, design or processes for the manufacture of the Manufacturer’s own products or any portion thereof, including those that may be developed independently without collaboration of the Company during the Term of and in the performance of the services under this Agreement and without any reference to Company IP, shall be exclusively owned by the Manufacturer and shall not form part of the Company IP.
9.3 Other than as expressly set forth in this Clause 9 and in other provisions of this Agreement, as of the date hereof, Manufacturer has no right, title or interest, and during the Term, Manufacturer shall not acquire any right, title or interest of any kind or nature whatsoever in or to the Company IP, or the goodwill associated therewith. The Manufacturer will not contest the rights of Company or its affiliates in respect of the Company IP, including any additions or improvements to the Company IP. The Manufacturer hereby irrevocably waives any and all current or future claims the Manufacturer may have, arising under any law or in equity, with respect to the Company IP.
9.3 Other than as expressly set forth in this Clause 9 and in other provisions of this Agreement, as of the date hereof, Manufacturer has no right, title or interest, and during the Term, Manufacturer shall not acquire any right, title or interest of any kind or nature whatsoever in or to the Company IP, or the goodwill associated therewith. The Manufacturer will not contest the rights of Company or its affiliates in respect of the Company IP, including any additions or improvements to the Company IP. The Manufacturer hereby irrevocably waives any and all current or future claims the Manufacturer may have, arising under any law or in equity, with respect to the Company IP.
9.4 The Manufacturer covenants and agrees that no right or remedy of the Manufacturer for any default under this Agreement by the Company hereunder, or any provision of this Agreement, shall confer upon the Manufacturer, or any person or entity claiming by or through the Manufacturer, the right to use the Company IP in any fashion other than as expressly set forth in this Clause 9. Upon the expiration or sooner termination of this Agreement, and except as provided in this Clause 9, Manufacturer shall remove and return to Company all tangible embodiments containing Company IP, and shall not use the Company IP. In the event of any breach of this covenant by the Manufacturer, the Company shall be entitled to relief by injunction, and to all other available legal rights or remedies. All Packaging Materials that bear/contain Company IP and all Raw Materials specifically purchased for use in the Company’s Products will be returned to the Company at its expense, including landed cost to the Manufacturer’s manufacturing facilities or storage and associated cost to deliver to the Company’s designated port of delivery.

Exhibit 10.2
9.4 The Manufacturer covenants and agrees that no right or remedy of the Manufacturer for any default under this Agreement by the Company hereunder, or any provision of this Agreement, shall confer upon the Manufacturer, or any person or entity claiming by or through the Manufacturer, the right to use the Company IP in any fashion other than as expressly set forth in this Clause 9. Upon the expiration or sooner termination of this Agreement, and except as provided in this Clause 9, Manufacturer shall remove and return to Company all tangible embodiments containing Company IP, and shall not use the Company IP. In the event of any breach of this covenant by the Manufacturer, the Company shall be entitled to relief by injunction, and to all other available legal rights or remedies. All Packaging Materials that bear/contain Company IP and all Raw Materials specifically purchased for use in the Company’s Products will be returned to the Company at its expense, including landed cost to the Manufacturer’s manufacturing facilities or storage and associated cost to deliver to the Company’s designated port of delivery.
9.5 Other than as expressly set forth in this Clause 9 hereof, the Manufacturer may not itself use the Company IP. The Manufacturer may not apply for international, Philippines, United States Federal, or state or territorial registration of any rights in the Company IP. Without Company’s prior written consent, the Manufacturer may not use any of the Company IP as all or part of its legal name or any other trade or assumed name under which the Manufacturer does business. No other letter, word, design, symbol, or other matter of any kind shall be superimposed on, associated with, or shown in such proximity to the Company IP so as to alter or dilute them and the Manufacturer shall not combine any of the Trademarks with any other trademark, service mark or logo.
9.5 Other than as expressly set forth in this Clause 9 hereof,

the Manufacturer may not itself use the Company IP. The Manufacturer may not apply for international, Philippines, United States Federal, or state or territorial registration of any rights in the Company IP. Without Company’s prior written consent, the Manufacturer may not use any of the Company IP as all or part of its legal name or any other trade or assumed name under which the Manufacturer does business. No other letter, word, design, symbol, or other matter of any kind shall be superimposed on, associated with, or shown in such proximity to the Company IP so as to alter or dilute them and the Manufacturer shall not combine any of the Trademarks with any other trademark, service mark or logo.
9.6 The Manufacturer agrees that all the Company IP and any improvements, modifications, enhancements or alterations to the Company IP done solely by the Company, including without limitation, the formulas, product recipes, and product specifications, design, or processes of the Products made, created or conceived during the Term solely by the Company, shall belong exclusively to Company, irrespective of whether such improvements, modifications, enhancements or alterations to the Company IP are developed singularly by the Manufacturer or anyone acting on behalf of or in concert or combination with the Manufacturer; the Manufacturer acknowledging that any such efforts on the part of the Manufacturer have been specially commissioned by the Company, and all copyrightable Company IP shall be deemed to be a “work made for hire” (as defined in the U.S. Copyright Act of 1976, as amended), and created in the course of the services rendered hereunder. All rights, title and interest in and to any

Exhibit 10.2
inventions (whether patentable or not), product designs (whether copyrightable or not) or other intellectual property developed or created by Manufacturer or anyone acting on behalf of or in concert or combination with Manufacturer relating to the Products or the method of their manufacture, processing or design shall belong exclusively to Company. Manufacturer waives any and all paternity, integrity, moral or any other similar rights, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right,” that Manufacturer may have now, or in the future, in and to the Company IP; “moral right” means any rights to claim authorship of any Company IP, to object to or prevent the modification of any Company IP, or to withdraw from circulation or control the publication or distribution of any Company IP, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right”. Where, by operation of law, any of the rights described herein, including without limitation, any rights to the Company IP, do not vest initially in Company, good and valuable consideration being extant, the adequacy and receipt of which Manufacturer hereby acknowledges, Manufacturer irrevocably assigns and transfers to Company, in perpetuity, all of Manufacturer’s worldwide rights, title and interest, whether such rights are vested or contingent, in and to any such Company IP, including without limitation, any inventions, copyrights, and other intellectual property, to Company and further agrees to assist Company in connection with any efforts to obtain patent or, copyright or other intellectual property protection for such intellectual property in any jurisdiction throughout the world. Manufacturer hereby appoints Company as attorney-in-fact to execute any documents necessary to obtain such protection or to otherwise effect assignment from Manufacturer to Company. The aforementioned power of attorney shall be a power of attorney coupled with an interest and irrevocable. It is understood that any IP developed by the manufacturer for their own use shall belong to the manufacturer.
9.6 The Manufacturer agrees that all the Company IP and any improvements, modifications, enhancements or alterations to the Company IP done solely by the Company, including without limitation, the formulas, product recipes, and product specifications, design, or processes of the Products made, created or conceived during the Term solely by the Company, shall belong exclusively to Company, irrespective of whether such improvements, modifications, enhancements or alterations to the Company IP are developed singularly by the Manufacturer or anyone acting on behalf of or in concert or combination with the Manufacturer; the Manufacturer acknowledging that any such efforts on the part of the Manufacturer have been specially commissioned by the Company, and all copyrightable Company IP shall be deemed to be a “work made for hire” (as defined in the U.S. Copyright Act of 1976, as amended), and created in the course of the services rendered hereunder. All rights, title and interest in and to any inventions (whether patentable or not), product designs (whether copyrightable or not) or other intellectual property developed or created by Manufacturer or anyone acting on behalf of or in concert or combination with Manufacturer relating to the Products or the method of their manufacture, processing or design shall belong exclusively to Company. Manufacturer waives any and all paternity, integrity, moral or any other similar rights, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right,” that Manufacturer may have now, or in the future, in and to the Company IP; “moral right” means any rights to claim authorship of any Company IP, to object to or prevent the modification of any Company IP, or to withdraw from circulation or control the publication or distribution of any Company IP, and any similar right, existing under judicial or statutory law of any country in the world, or under any

Exhibit 10.2
treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right”. Where, by operation of law, any of the rights described herein, including without limitation, any rights to the Company IP, do not vest initially in Company, good and valuable consideration being extant, the adequacy and receipt of which Manufacturer hereby acknowledges, Manufacturer irrevocably assigns and transfers to Company, in perpetuity, all of Manufacturer’s worldwide rights, title and interest, whether such rights are vested or contingent, in and to any such Company IP, including without limitation, any inventions, copyrights, and other intellectual property, to Company and further agrees to assist Company in connection with any efforts to obtain patent or, copyright or other intellectual property protection for such intellectual property in any jurisdiction throughout the world. Manufacturer hereby appoints Company as attorney-in-fact to execute any documents necessary to obtain such protection or to otherwise effect assignment from Manufacturer to Company. The aforementioned power of attorney shall be a power of attorney coupled with an interest and irrevocable. It is understood that any IP developed by the manufacturer for their own use shall belong to the manufacturer.
9.7 The Manufacturer shall promptly notify the Company of any litigation filed or threatened against the Manufacturer involving the Company IP, as well as any apparent third-party infringement of the Company IP of which the Manufacturer becomes aware and, at Company’s expense, shall cooperate fully with Company on such matters.
9.7 The Manufacturer shall promptly notify the Company of any litigation filed or threatened against the Manufacturer involving the Company IP, as well as any apparent third-party infringement of the Company IP of which the Manufacturer becomes aware and, at Company’s expense, shall cooperate fully with Company on such matters.
9.8 The provisions of this Clause 9 shall survive the expiration or sooner termination of this Agreement.
9.8 The provisions of this Clause 9 shall survive the expiration or sooner termination of this Agreement.
10. Confidentiality
10.1 The Manufacturer and the Company acknowledge and agree that during and for a period of [***] after the Term, each Party will not use any Confidential Information of the other Party nor disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except pursuant to a valid order of a court having jurisdiction thereof as explained in this Agreement or as otherwise provided in this Agreement. Each Party agrees that violation of this provision will cause irreparable damage or injury to the other Party, the exact amount of which would be impossible to ascertain, and that,

Exhibit 10.2
for such reason, among others, such other Party shall be entitled to an injunction, without the necessity of posting bond therefore, restraining any further violation of this Agreement. The rights to an injunction shall be in addition to, and not in limitation of, any rights and remedies that such Party may have against the breaching Party, including, but not limited to, the recovery of damages. For purposes of this Agreement, the term “Confidential Information” means information of any kind, nature, and description disclosed to, discovered by or otherwise known by either Party, as a direct or indirect consequence of or through its relationship with the other Party, including but not limited to, the terms and provisions of this Agreement, the Specifications and any information relating to research, developments, inventions, copyrights, product lines, product recipes, product ingredients, product composition, product processes, manufacturing processes, design, purchasing, finances, financial affairs, accounting, merchandising, selling, distribution networks, employees, trade secrets, business practices, merchandise resources, supply resources, service resources, system designs, procedure manuals, the prices it obtains or has obtained or at which it sells or has sold its services or products, the name(s) of its personnel, and reports; provided, however, that Confidential Information shall not include any information which (i) was available to or in possession of either Party prior to the time of disclosure to such Party by the other Party or its representatives or affiliates, (ii) is or becomes generally available to the public other than as a result of disclosure to either Party by the other Party or its representatives or affiliates, or (iii) is or becomes available to either Party on a non-confidential basis by a third party which is not bound by this Agreement or any confidentiality agreement with the other Party.
10.2 Each Party will make available the other Party’s Confidential Information only to its officers and employees on a need to know basis. Both Parties shall ensure that all officers and employees who receive the Confidential Information are advised of the obligation to abide by the provisions of this Clause. The Parties will be liable for any breach by their officers and employees.
10.2 Each Party will make available the other Party’s Confidential Information only to its officers and employees on a need to know basis. Both Parties shall ensure that all officers and employees who receive the Confidential Information are advised of the obligation to abide by the provisions of this Clause. The Parties will be liable for any breach by their officers and employees.
10.3 The provisions of this Clause 10 shall survive the termination of this Agreement.
11. Product Development

11.1 The Manufacturer agrees to assist the Company in research and development efforts related to improvements and modifications to its existing line of Products. During development of each additional product, the costs of production, raw materials and testing of such additional product shall be borne by the Company. The Company shall reimburse the Manufacturer for all agreed upon costs associated with its assistance.
11.2 a) From time to time during the Term, the Company, by written notice to the Manufacturer, may request the Manufacturer to produce new products or variants in addition to

Exhibit 10.2
the Products; provided, that if the new products or variants refer to the Company’s “Flavored Coconut Water Products”, the provisions of Clause 4.6 shall apply and not this Clause 11.2.

b) At the time it gives the Manufacturer such written notice, the Company shall also supply the Manufacturer with the specifications for the new products. If the Manufacturer accepts to produce the new product(s), the Parties shall establish a price for the new product(s) to be manufactured and supplied to the Company and the Parties shall amend Schedule 1 (Products) to include (i) the new products as “Products”, and (ii) the price for such new products; and Schedule 2 (Specifications) to include the new specifications for the new products as “Specifications”. Schedule 1 shall likewise be amended to reflect the costs of the additional ingredients required to produce such new products. All other terms, provisions, covenants, warranties, representation, and conditions of this Agreement shall apply to such new products.
12. Force Majeure
12.1 In the event that either of the Parties by virtue of a cause beyond its control or risk, such as acts of God, crop shortages, riots, war, acts of terrorism, or embargo, suffers an inability to perform all or any part of its obligations under this Agreement, then the Party suffering such disability shall be excused from such performance for as long as and to the extent that such a cause results in the inability to perform. The affected Party’s performance under this Agreement shall be excused and extended for the period of the delay, provided that the affected Party immediately notifies the other Party of the reason for and the estimated extent of the delay and the affected Party takes all reasonable steps to mitigate the effects of the delay. If such force majeure condition continues for a period of [***] days and the other Party, in its sole and absolute discretion, determines that it substantially interferes with the further performance by either Party to this Agreement, such Party may terminate this Agreement upon [***] days prior written notice to the affected Party, and the “Term” of this Agreement shall be deemed to have expired on the date thereof. If this Agreement is terminated pursuant to this Clause 12, each Party shall bear the costs it has incurred before the date of termination, including the costs associated with raw materials and other materials, work-in-process and finished Products not delivered to Company by the date of termination; provided, however, that all Packaging Materials that bear/contain Company IP and all Raw Materials specifically purchased for use in the Company’s Products will be returned to the Company at its expense, including landed cost to the Manufacturer’s manufacturing facilities or storage and associated cost to deliver to the Company’s designated port of delivery.
12.1 In the event that either of the Parties by virtue of a cause beyond its control or risk, such as acts of God, crop shortages, riots, war, acts of terrorism, or embargo, suffers an inability to perform all or any part of its obligations under this Agreement, then the Party suffering such disability shall be excused from such performance for as long as and to the extent that such a cause results in the inability to perform. The affected Party’s performance under this Agreement shall be excused and extended for the period of the delay, provided that the affected Party immediately notifies the other Party of the reason for and the estimated extent of the delay and the affected Party takes all reasonable steps to mitigate the effects of the delay. If such force majeure condition continues for a period of [***] days and the other Party, in its sole and absolute discretion, determines that it substantially interferes with the further performance by either Party to this Agreement, such Party may terminate this Agreement upon [***] days prior

Exhibit 10.2
written notice to the affected Party, and the “Term” of this Agreement shall be deemed to have expired on the date thereof. If this Agreement is terminated pursuant to this Clause 12, each Party shall bear the costs it has incurred before the date of termination, including the costs associated with raw materials and other materials, work-in-process and finished Products not delivered to Company by the date of termination; provided, however, that all Packaging Materials that bear/contain Company IP and all Raw Materials specifically purchased for use in the Company’s Products will be returned to the Company at its expense, including landed cost to the Manufacturer’s manufacturing facilities or storage and associated cost to deliver to the Company’s designated port of delivery.
13. Assignment; Successors And Assigns; Further Assurances.

13.1 Neither Party may, directly or indirectly, assign its rights, delegate its performance duties or obligations, or assign any remedy or cause of action relating to or arising under this Agreement, without the prior written consent of the other Party; provided, however, Company may assign, without the prior written consent of Manufacturer, its rights, delegate its performance duties or obligations, or assign any remedy or cause of action relating to or arising under this Agreement to a successor in ownership of all or substantially all of its business assets, whether by sale of assets, stock, merger, consolidation or otherwise. Manufacturer may assign, without the prior written consent of the Company, its rights, delegate its performance duties or obligations, or assign any remedy or cause of action relating to or arising under this Agreement as long as such assignment is not to a competitor of Company as solely determined by Company. Any assignment in violation of this Clause 13 shall be null and void. This Agreement shall be binding and inure to the benefit of each of the Parties and its successors and permitted assigns. At the request of a Party to this Agreement, any other Party or assignee to this Agreement will promptly execute any documents necessary to confirm or establish the respective rights of the Company and the Manufacturer and assignee pursuant to this Agreement.
14. Termination14. Termination
14. Termination

14.1 A. A Party may terminate this Agreement “for cause”, upon the happening of any of the following events:

(i) (A) immediately by either Party upon the dissolution of the other Party, or the appointment of a receiver, liquidator or the like for the other Party or all its property, or the other Party commences a voluntary case under any applicable bankruptcy or insolvency law or consents to the entry of an order for relief in any involuntary case for a liquidation or a court with jurisdiction enters a decree for relief in any involuntary case involving the liquidation of the other Party or if either Party becomes insolvent or takes, or fails to take any action which constitutes an admission of inability to pay its debts as they mature; or

(B) immediately by either party (First Party) for substantial breach (which shall be considered an event of default under this Agreement) in any of the terms of this

Exhibit 10.2
Agreement by the other party (Second Party) which remains uncured within a period of [***] days from date of notice by the First Party.

(ii) provided there is no Force Majeure event, immediately by the Company upon the occurrence of an event of default of this Agreement by the Manufacturer as follows:

(A) The Manufacturer fails to meet Specifications set forth in this Agreement and fails, within [***] days after written notice specifying such default by the Company, to cure such default for a continuous period of [***]or such longer period as may be agreed by the Parties that may be necessary to cure the default depending on the circumstances thereof;
(B) The Manufacturer defaults in the performance of any other obligation under this Agreement and fails, within [***] days after written notice specifying such default by the Company, to cure such default; provided, however, in the event the Manufacturer commits fraud it shall have no opportunity to cure such default and the Company may terminate this Agreement immediately;
(C) if Manufacturer is found liable for continuing nonconformity of the Product caused by willful tampering or adulteration of the Product;
(D) if Manufacturer becomes the subject of widespread disrepute, contempt, or scandal (which must be supported by substantial evidence) that in Company’s reasonable determination, affects Company’s image or goodwill;
(iii) provided there is no Force Majeure event, immediately by the Manufacturer upon the occurrence of any of the following:
(A) if the Company defaults in the performance of any other obligation under this Agreement and fails, within [***] days after written notice specifying such default by the Manufacturer, to cure such default; provided, however, in the event the Company commits fraud it shall have no opportunity to cure such default and the Manufacturer may terminate this Agreement immediately;

(B) if the Company becomes the subject of widespread disrepute, contempt, or scandal (which must be supported by substantial evidence) that in Manufacturer’s reasonable determination, affects Manufacturer’s image or goodwill;

(iv) by Company upon [***] days prior written notice to Manufacturer, in the event the Philippine government, through no fault or negligence of the Company, prohibits the Company from importing the Products from the Manufacturer under the trade name “Vita Coco”, subject to the payment of compensation by the Company to the Manufacturer.
14.2 Effect of expiration or termination
Upon the expiration or the termination of this Agreement by a Party for any reason whatsoever, whether for cause, without cause or otherwise:
14.2.1 At the Company’s request, the Manufacturer shall extend this Agreement for a mutually agreed upon period, but in no event less than [***] days, to provide to the Company or its designee (i.e., a successor manufacturer) reasonable termination and transition assistance services to facilitate the orderly transition of the production of the Products to the Company or its designee. Such termination assistance services shall include without limitation, designation by the Manufacturer of a responsible person familiar with this Agreement and the Manufacturer’s production of the Products hereunder, developing a plan for the orderly transition of the production of the Products from the Manufacturer to the Company or its designee,

Exhibit 10.2
providing reasonable training to the Company or its designee regarding the production of the Products, using commercially reasonable efforts to make available to the Company, pursuant to mutually agreeable terms and conditions, any third party or other supplier services then being used by the Manufacturer in connection with producing the Products pursuant to this Agreement, and/or furnishing the Company with duplicates of data files and any other electronic records, magnetic tapes, media and/or printouts, as determined by the Company, of the Manufacturer’s database or data relating to the raw material or performance of the Manufacturer’s obligations hereunder (excluding any proprietary cost information) and such other activities upon which the Parties may reasonably agree or the Company may reasonably require in order to effect an orderly transition. The Company shall pay the Manufacturer for such termination assistance services at mutually agreed upon rates, negotiated by the Parties in good faith.
14.2.2 If the terminating party is the Manufacturer, the Manufacturer shall provide the Company:

awithin [***] days from the date of its notice to exercise its termination right, a statement of amounts payable for Products delivered to Manufacturer’s port as provided in this Agreement, which undisputed amounts shall become due and demandable for payment by the Company within [***] days from the date of such invoice; and

a.within [***] days from the date of its notice to exercise its termination right, a statement of the cost of inventories of packaging materials and ingredients acquired by the Manufacturer for the sole purpose of producing the Products and ensuring adequate production capability to produce and deliver the Products to the Company at designated time schedules in accordance with purchase orders issued by the Company and accepted by the Manufacturer. The Company shall have the right to inspect and verify the quantities and condition of such packaging materials and ingredients within [***] days from receipt of the statement of cost from the Manufacturer.

The Parties agree to reconcile the quantities and cost of such inventories within [***] days from the date of inspection by the Company, and the total cost, including cost of purchase or acquisition plus attendant cost of freight, taxes, handling and other similar costs, shall be reimbursed by the Company to the Manufacturer within [***] days from the date of reconciliation.

This reimbursable cost shall be computed ex-warehouse of the Manufacturer and shall include all materials in transit at the time of the termination, the cost of which will be computed forward to ex-warehouse status. All attendant costs to shipping out these materials from the Manufacturer’s warehouse shall be borne by the Company, which shall also be responsible for making the necessary logistical arrangements to remove all such materials within [***] days from the date of reconciliation.

Customs duties and other taxes unpaid (including bonded warehouse charges) on these materials shall be borne by the Company, and the Company shall make the necessary arrangements to ensure the full payment and satisfaction of all such duties and taxes with the appropriate government agencies such as, but not limited to, the Bureau of Customs and the Bureau of Internal Revenue.

Exhibit 10.2
14.3 Unless explicitly indicated in this Agreement to the contrary, any termination or expiration of this Agreement shall not relieve the Parties of any rights, obligations or liabilities existing, accruing or arising under this Agreement before the termination or expiration (including without limitation, the obligation of the Manufacturer to manufacture any Products pursuant to the Purchase Orders delivered prior to termination, and made during the Term and the obligation of payment for any conforming Products delivered thereunder) and the provisions in this Agreement relating to confidentiality, non-competition, intellectual property, arbitration and indemnification shall survive the termination or expiration of this Agreement for the period indicated in this Agreement, and if no such period is indicated, following the expiration of the statute of limitations period applicable to the claim arising thereunder.
14.4 Notwithstanding anything in this Agreement to the contrary, in the event of an alleged payment default by either Party (the “Defaulting Party”), the Parties agree that, provided that:
(i) the defaulting Party has deposited the amount of the alleged payment default in an attorney escrow account of an attorney selected by the non-defaulting party within [***]of receipt of the payment default notice; and
(ii) the defaulting Party, within [***]of receipt of the payment default notice has submitted the matter to arbitration in accordance with Clause 19 hereof;
Then this Agreement shall not be deemed terminated (unless terminated for another valid reason in accordance with the terms of this Agreement) and the Parties shall continue to perform their respective responsibilities hereunder, until such time as (1) the arbitrator has made a determination on whether such alleged payment default constitutes a terminable default under this Agreement, and (2) the non-Defaulting Party then elects to terminate this Agreement in accordance with this Clause 14.
14.5 Upon the expiration or termination of this Agreement:
(i) The Manufacturer shall return to the Company or its designee all unused Raw Materials and Packaging Materials, unless the Company elects such Raw Materials and Packaging Materials should be destroyed in which case the Manufacturer must destroy such Raw Materials and Packaging Materials. The destruction and all related cost will be mutually discussed and agreed;

(ii) The Manufacturer will try its best to manage or tune down all material stocks to minimize cost impact to the Company before expiration or termination. The Company shall pay the Manufacturer for whatever residual materials that will be left at the time of the expiration or termination of this Agreement;

(iii) The Parties shall cease to use the Intellectual Property of the other Party, including the Marks, and shall return all the Intellectual Property, including the Marks, the Confidential Information, documents and data received from the other Party or otherwise obtained pursuant to this Agreement without retaining copies thereof;

(iv) The Manufacturer shall refrain from manufacturing or packaging products identical to the Products (“identical” refers to the same exact formulation given by the Company as provided in the Company IP); and

(v) The Manufacturer shall not use or allow any person to use the Specifications, recipes and the manufacturing process used by the Manufacturer for manufacturing the Products .

Exhibit 10.2
15. Representations, Warranties and Covenants.

15.1 The Parties represent and warrant to each other that each has the legal capacity and authority, right and power to enter into this Agreement and abide by the terms and conditions set forth herein; that there is no further action necessary to make this Agreement binding upon such Party in accordance with its terms.

15.2 Each of the Parties hereunder represents and warrants to the other that in connection with its obligations under this Agreement, it shall comply with Laws and has obtained, or will promptly obtain upon execution of this Agreement, all applicable permits.

15.3 The Manufacturer represents, warrants and covenants to the Company that, subject to the provisions of Force Majeure:

(i) all of the Products manufactured, processed, and packaged on behalf of the Company pursuant to this Agreement shall be manufactured, processed and packaged in conformity with: (a) the Specifications and Laws applicable to the manufacturing of the Products, and Supplier’s Code of Conduct provided by Company and which is attached hereto as Schedule 6; and (b) shall be free of any defects and fit and wholesome for human consumption;

(ii) all materials, ingredients and supplies that the Manufacturer uses in the manufacture of the Products shall be merchantable, of good quality, free from defects and strictly conform to the Specifications. The Manufacturer shall certify in writing from time to time promptly, upon the Company’s request, that the materials and the manufacturing facility used to produce the Products are in compliance with the Specifications and Laws;

(iii) none of the Products manufactured, processed and packaged on behalf of the Company shall contain, or be produced with, any materials whose use is prohibited now or during the Term;

(iv) it shall supply the Company with the monthly requirements of the Products ordered pursuant to the Purchase Orders and otherwise in accordance with the terms and conditions of this Agreement; all of the Products manufactured pursuant to this Agreement will contain coconut water with a minimum raw brix of [***];

(v) the Company-approved manufacturing facility used to produce the Products pursuant to this Agreement shall be the only facility approved by the Company or such other manufacturing facility that is inspected and approved by the Company in writing prior to any such manufacturing; that all such manufacturing facilities are in compliance with applicable Laws; that all such manufacturing facilities are clean, sanitary, secure and free of infestation by rodents, birds, insects and other vermin; that it is the sole owner of all manufacturing facilities (notwithstanding any mortgages) and the equipment to be used to produce the Products pursuant to this Agreement (notwithstanding any leased or financed equipment); that all such equipment is and shall be maintained in good working order and repair during the Term;

(vi) in performing its obligations under this Agreement, it shall comply with the applicable labor laws of Philippines, all applicable anti-slavery and human trafficking laws

Exhibit 10.2
and shall not engage in human trafficking or use child or forced labor in connection with its supply of Products. Manufacturer shall immediately notify Company if it becomes aware of any actual or suspected slavery, child or forced labor, or human trafficking in its supply chain;

(vii) it shall perform its obligations hereunder in a timely and professional manner, consistent with the manner in which it produces products for itself and its affiliates and/or produces products for similar customers, using trained technical and manufacturing personnel sufficient in number and experience to manufacture and package the Products and in accordance with applicable Laws;

(viii) it will convey to the Company good title to the Products sold to the Company pursuant to this Agreement, free of any liens or encumbrances thereon, and shall not permit any third party to acquire a security interest in or lien on any Products or any proceeds thereof;

(ix) the Manufacturer shall maintain, at all times during the Term, the equipment and inventories necessary to manufacture at least the Minimum Volume;

(x) there is no suit, action, contract, commitment, arbitration or legal administrative or other proceeding or governmental investigation pending or, to Manufacturer’s knowledge, threatened against it, affecting Manufacturer’s ability to enter into or perform its obligations under this Agreement; and

(xi) it shall promptly notify the Company in writing of any concerns relating to the Specifications or the Company’s formulas, process parameters, or quality assurance specifications relating to the manufacture of the Products. Time is of the essence with respect to such notification.
15.4 the Company represents, warrants and covenants to the Manufacturer that, subject to the provisions of Force Majeure:

(i) it is the sole and exclusive owner of all Company IP including trademarks, brands, copyrights, product formulations and recipes and, to the best of Company’s knowledge, none of the same infringe upon any third party trademarks, copyrights and formulations or other intellectual property;
(i) it is the sole and exclusive owner of all Company IP including trademarks, brands, copyrights, product formulations and recipes and, to the best of Company’s knowledge, none of the same infringe upon any third party trademarks, copyrights and formulations or other intellectual property;

(ii) it shall order from the Company, at all times during the Term, at least the Minimum Volume and shall pay for all Products ordered pursuant to the Purchase Orders and otherwise in accordance with the terms and conditions of this Agreement;

(iii) there is no suit, action, contract, commitment, arbitration or legal administrative or other proceeding or governmental investigation pending or, to Company’s

Exhibit 10.2
knowledge, threatened against it, affecting the Company’s ability to enter into or perform its obligations under this Agreement;

(iv) it shall perform its obligations hereunder in a timely and professional manner; and

(v) it shall comply with Laws and has obtained or will promptly obtain all applicable permits.
16. Independent Contractors
The relationship of the Parties is that of independent contractors. Neither Party shall be considered the agent of the other for any purpose whatsoever, nor shall they be considered to be joint venturers or co-partners. Except as otherwise provided for in this Agreement, neither Party has the authority to bind the other Party or act on its behalf.
The relationship of the Parties is that of independent contractors. Neither Party shall be considered the agent of the other for any purpose whatsoever, nor shall they be considered to be joint venturers or co-partners. Except as otherwise provided for in this Agreement, neither Party has the authority to bind the other Party or act on its behalf.
17. Notices
All notices and other communications required or permitted by this Agreement shall be in writing, may be given by a Party or its legal counsel, and shall deemed to be duly given (a) when personally delivered (provided written confirmation thereof is also delivered by express courier), (b) upon delivery by a nationally recognized courier service which provides evidence of delivery, or (c) upon delivery of a facsimile or email transmission, provided a copy thereof is also delivered in person or by express courier.
All notices and other communications required or permitted by this Agreement shall be in writing, may be given by a Party or its legal counsel, and shall deemed to be duly given (a) when personally delivered (provided written confirmation thereof is also delivered by express courier), (b) upon delivery by a nationally recognized courier service which provides evidence of delivery, or (c) upon delivery of a facsimile or email transmission, provided a copy thereof is also delivered in person or by express courier.
Notice to the Manufacturer shall be sufficient if given to:
Notice to the Manufacturer shall be sufficient if given to:
AXELUM RESOURCES CORP.
####
Attn: ####
Email: ####
with a copy to: ####

Exhibit 10.2

AXELUM RESOURCES CORP.
####
Attn: ####
Email: ####

and

AXELUM RESOURCES CORP.
####
Attn: ####
Email: ####
Notice to the Company shall be sufficient if given to:
(b) ALL MARKET SINGAPORE PTE LTD
####
Attn: ####
####
With a copy to: ####

The Parties may, from time to time advise each other of changes of address or additional addresses for the giving of notices.
The Parties may, from time to time advise each other of changes of address or additional addresses for the giving of notices.
18. Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the Philippines.
This Agreement shall be governed by and construed in accordance with the laws of the Philippines.
19. Arbitration

Exhibit 10.2
19.1 The Parties agree to attempt in good faith to resolve any disputes arising out of or in connection with this Agreement between themselves. Subject to Clause 14.4, the Parties further agree that for a period of thirty (30) days from written notice of one Party to the other regarding a dispute arising out of or in connection with this Agreement, they shall communicate at least weekly in an attempt to resolve the dispute amicably. This Clause 19.1 shall not be applicable to any claim for injunctive relief as provided in Clause 21. The Parties acknowledge that in the event of a dispute between the Parties, the Parties shall continue to perform its obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with its provisions.

19.2 In the event that the Parties are unable to reach an amicable settlement for claims, controversies or disputes arising under this Agreement, any such dispute, controversy or claim, shall be finally settled under the Arbitration Rules of the International Centre for Dispute Resolution by three (3) arbitrators mutually appointed in compliance with the said rules. The place of arbitration shall be in Singapore, the arbitration shall be conducted in the English language and shall be binding on the Parties. The arbitral award shall be final and binding on the Parties and shall be non-appealable and may be enforced by proceedings in any court having jurisdiction over any of the Parties.
19.2 In the event that the Parties are unable to reach an amicable settlement for claims, controversies or disputes arising under this Agreement, any such dispute, controversy or claim, shall be finally settled under the Arbitration Rules of the International Centre for Dispute Resolution by three (3) arbitrators mutually appointed in compliance with the said rules. The place of arbitration shall be in Singapore, the arbitration shall be conducted in the English language and shall be binding on the Parties. The arbitral award shall be final and binding on the Parties and shall be non-appealable and may be enforced by proceedings in any court having jurisdiction over any of the Parties.
20. Inspection; Audit
20.1 The Company, at any time during reasonable hours and from time to time during the Term, shall have the right but not the obligation to inspect and/or audit those portions of the facilities wherein personnel, machinery and/or equipment are engaged in the business of manufacturing, producing or storing the Products pursuant to the terms of this Agreement. The Company shall give the Manufacturer reasonable notice of such inspection or audit. Such inspection may include all aspects of the Manufacturer’s manufacturing techniques, quality control, storage, sanitation procedures, clean-up periods and records in order to ensure that the Products manufactured by the Manufacturer on behalf of the Company comply with the Specifications and Laws. The Manufacturer shall maintain and make available to the Company upon request, all records related to the manufacture of the Products, including, without limitation, all records relating to the testing of the Products and the raw materials and other commodities used in the production of the Products, that the Manufacturer conducts on behalf of the Company or that the Company requires under this Agreement. The Company may, at its option, as determined in its sole discretion, and from time to time, rely in whole or in part upon inspections and/or audits of the Manufacturer’s facility conducted by third party inspectors or

Exhibit 10.2
auditors. In such events, the Manufacturer shall furnish to the Company all inspection and/or audit reports, correspondence, work papers, back-up materials and other information requested by the Company. The Company shall have the obligation to pay for any or all of such third party inspection (s) and/or audit(s). The Manufacturer shall restrict access by the Company representatives to only those areas of the facilities where the Products are being manufactured, stored, tested and shipped or where the ingredients and other materials for the Products are processed, tested, and stored.

20.2 The Manufacturer shall, on a best-efforts basis, endeavor to cause its vendors to maintain their respective books and records relating to the Products produced hereunder and pricing thereof for a period of [***] years from the date such Products were produced, and to make such books and records available to the Company upon its request at such reasonable time or times within the [***] year period. The Company may, upon request, audit any and all available records of any of the Manufacturer’s vendors relating to production or pricing of the Products.

20.3 Manufacturer shall, at least once every [***] months during the Term, take a physical inventory of the materials used in the production of the Products and permit Company or its auditors to participate in such inventory, and in any event shall promptly furnish the results thereof to Company, together with all supporting documentation.

20.4 Subject in all respects to Clause 4.3, in connection with any negotiation regarding, or adjustment to, the Price of the Products, the Manufacturer shall immediately upon the Company’s request, provide the Company with any and all applicable information reasonably required for the Company to evaluate such adjustment, including without limitation, any invoices for the Manufacturer’s purchase of raw and packing materials, and any other ingredients necessary to produce the Products, and any information related to the base line cost of the Products (i.e. labor rates, ingredients, raw materials, power, foreign exchange rates, maintenance costs, etc.).

21. Injunctive Relief

The Manufacturer acknowledges and agrees that the Company would be damaged irreparably in the event that the Manufacturer fails or refuses to perform its obligations hereunder. Accordingly, the Manufacturer agrees that Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, including without limitation Clauses 8, 9, 10, and 13, by Manufacturer and to enforce specifically this Agreement and the terms and provisions hereof without bond or other security being required in any court of the United States, any foreign jurisdiction, or any state having jurisdiction, this being in addition to any other remedy to which the Company is entitled at Law or in equity.

22. Recall; Manufacturing Defect

22.1 If the Company is required, or it determines it is reasonably necessary in order to minimize or avoid bodily injuries or danger to any person or property to withdraw or recall any or all of the Products, or if there is any governmental seizure of its Products supplied hereunder for any reason whatsoever (a “Recall”), the Company will notify the Manufacturer promptly of the details regarding such withdrawal, recall or seizure action, including providing copies of all

Exhibit 10.2
relevant documentation concerning such action. The Manufacturer will fully cooperate with and use diligent efforts to assist the Company in investigating any such situation. All regulatory contacts that are made and all activities concerning seizure, recall and/or withdrawal will be coordinated by the Company.

22.2 It is understood that a Recall is an inherent business risk of the Company and the Company should procure its own product liability and/or take any other programs or initiative to mitigate such risk. Manufacturer is only liable for claims by the Company arising from the manufacture of the Product under this Agreement.

The Manufacturer shall be liable for any claims in connection with a Recall which occurs due to (i) a failure of any Product sold by the Manufacturer to the Company hereunder to conform to the Specifications related to the manufacture of the Products (including, without limitation, the Products being adulterated or misbranded) or any warranty or other requirement set forth in this Agreement, or (ii) the failure by the Manufacturer to comply with the Laws in connection with the manufacture of the Products, provided that the foregoing shall not apply to any liability or indemnity arising from the Recall of Products that have been pre-cleared for shipment by the Company.

For the avoidance of doubt, the Manufacturer shall not be held liable for recalls and any claims or liability in connection therewith resulting: 1) from the use of ingredients included in the Specifications which may later be deemed not allowed in the country of distribution for use as a food additive or labels and/or claims in product packaging not being allowed, or 2) due to the negligence, gross misconduct, mishandling transport and other causes not directly related to production of the Product, or 3) from a breach by the Company of its obligations under this Agreement, or 4) due to market-specific laws or regulations relating to the manufacture of the Products that are only applicable and known to the Company and which have not been made known to the Manufacturer.

23. Indemnity

23.1 The Company shall defend, indemnify, and hold Manufacturer, its affiliates, and their respective officers, shareholders, directors and agents, and their respective successors and assigns (the “Manufacturer Parties”) harmless from and against any and all third party claims, demands, losses, actual, direct and verifiable costs, damages, injury, suits, judgments, penalties, expenses, liens, obligations, penalties, assessments, citations, directives and liabilities of any kind or nature, including reasonable outside attorneys’ fees and other actual, direct and verifiable litigation related costs (collectively, “Losses”) incurred by the Manufacturer Parties to the extent and only to the extent arising directly or indirectly out of or in connection with a breach by the Company of its obligations under this Agreement or any negligent or intentional act or omission of the Company, except to the extent such claims, demands, losses, costs, damages, suits, judgments, penalties, expenses, and liabilities result from the Manufacturer Parties’ negligence, reckless or intentional acts or omissions and/or a breach by the Manufacturer of its obligations under this Agreement.

23.2 The Manufacturer shall defend, indemnify, and hold Company, its affiliates, and their respective officers, shareholders, directors and agents, and their respective successors and assigns (the “Company Parties”) harmless from and against any and all Losses incurred by the

Exhibit 10.2
Company Parties to the extent and only to the extent arising directly or indirectly out of or in connection with a breach by the Manufacturer of its obligations under this Agreement, including without limitation, any breach of the Manufacturer’s representations and warranties set forth in this Agreement, or any negligent or intentional act or omission of the Manufacturer, or the failure of any of the Products to comply with the Specifications and/or the Laws only insofar as these are applicable in the country where the Products are manufactured by the Manufacturer, except to the extent such Losses result from the Company’s negligence, Company’s misrepresentation resulting to violation of Specifications and/or Laws, reckless or intentional acts or omissions and/or a breach by Company of its obligations under this Agreement. The maximum amount that the Manufacturer may be held liable for any amount or indemnity is limited to the greater of the total amount received by the Manufacturer under this Agreement during the period of the breach subject of the indemnity, or [***].

23.3 Neither Party shall be liable for consequential, special, indirect, punitive, exemplary, or incidental damages in connection with this Agreement, even if such Party has been advised of the possibility of such damages.

24. Insurance

24.1 The Manufacturer shall, at its sole expense, have in full force and effect throughout the Term commercial general liability insurance, including product liability insurance, in an amount which is commercially reasonable and sufficient given the Manufacturer’s business, as well as worker’s compensation insurance (or the equivalent under Philippine law) in the statutory amounts required in Brazil. Manufacturer shall cause the Company to be listed as an additional insured on such insurance policy.

24.2 Before commencement of any production under this Agreement, and thereafter (from time to time), promptly upon the Company’s request, the Manufacturer shall provide the Company with a copy of its policy cover evidencing its existing insurance coverage for the Company to confirm its suitability for this purpose. The Company may (but shall not be obligated to), at its sole discretion and expense, purchase additional insurance.
25. Anti-Corruption; Anti-Bribery
Manufacturer acknowledges that Company and its employees, officers, directors, agents, and representatives are subject to: (a) the United States Foreign Corrupt Practices Act (as may be amended from time to time); and (b) the U.K. Bribery Act (collectively, the “Acts”) and that, accordingly, all of Manufacturer’s activities under or in connection with this Agreement are subject to the requirements of the Acts. Manufacturer agrees to comply with the Acts, and any other applicable anti-corruption and anti-bribery laws. In connection with this Agreement and any related agreement or activity, Manufacturer agrees that no payments of money or anything of value have been or will be corruptly offered, promised, paid, authorized, solicited, or received, directly or indirectly, to or from any person, including any Government Official: (i) to influence any official act or decision of a Government Official; (ii) to induce a Government Official to do or omit to do any act in violation of a lawful duty; (iii) to induce a Government Official to

Exhibit 10.2
influence the act or decision of a government, agency, ministry or instrumentality thereof; (iv) to secure any improper business advantage; (v) to obtain or retain business in any way related to Company or any of its Subsidiaries; or (vi) that would otherwise constitute a bribe, kickback, or other improper or illegal payment or benefit. Items of value may include gifts, favors, meals, entertainment, job offers, and travel. Manufacturer must not use product or service discounts, equipment loans, marketing funds, or other business activity to disguise an improper payment. Manufacturer also must not use other entities to make or offer payments that they are not permitted to make or offer directly.
Manufacturer acknowledges that Company and its employees, officers, directors, agents, and representatives are subject to: (a) the United States Foreign Corrupt Practices Act (as may be amended from time to time); and (b) the U.K. Bribery Act (collectively, the “Acts”) and that, accordingly, all of Manufacturer’s activities under or in connection with this Agreement are subject to the requirements of the Acts. Manufacturer agrees to comply with the Acts, and any other applicable anti-corruption and anti-bribery laws. In connection with this Agreement and any related agreement or activity, Manufacturer agrees that no payments of money or anything of value have been or will be corruptly offered, promised, paid, authorized, solicited, or received, directly or indirectly, to or from any person, including any Government Official: (i) to influence any official act or decision of a Government Official; (ii) to induce a Government Official to do or omit to do any act in violation of a lawful duty; (iii) to induce a Government Official to influence the act or decision of a government, agency, ministry or instrumentality thereof; (iv) to secure any improper business advantage; (v) to obtain or retain business in any way related to Company or any of its Subsidiaries; or (vi) that would otherwise constitute a bribe, kickback, or other improper or illegal payment or benefit. Items of value may include gifts, favors, meals, entertainment, job offers, and travel. Manufacturer must not use product or service discounts, equipment loans, marketing funds, or other business activity to disguise an improper payment. Manufacturer also must not use other entities to make or offer payments that they are not permitted to make or offer directly.
26. Trade Control Laws
Manufacturer and its subsidiaries, officers, directors, principals, equity holders, or other affiliates are in compliance with all import, export, economic sanction, anti-boycott, anti-bribery and anti-corruption, and anti-money laundering laws, rules, regulations, ordinances, codes, and the like of the United States and of all foreign jurisdictions. Manufacturer and its subsidiaries, officers, directors, principals, equity holders, or other affiliates have not engaged, and do not engage, in any transactions in any manner that has violated or violates (or would cause Manufacturer or its subsidiaries, officers, directors, principals, equity holders, or other affiliates to be in violation of import, export, economic sanction, anti-boycott, anti-bribery and anti-corruption, and anti-money laws, rules, regulations, ordinances, codes and the like, including: (a) the United States Trading with the Enemy Act (50 U.S.C. App. §§1-44), or the International Economic Emergency Powers Act (50 U.S.C. §§1701-1706); (b) business dealings with any person(s) listed as a “Specially Designated Nationals” by the United States Treasury Department from time to time at http://www.treas.gov/offices/enforcement/ofac/sdn/ (or any successor URL); (c) business dealings with any person(s) designated by the United States Commerce Department as “Denied Persons” from time to time at http://www.bis.doc.gov/dpl/Default.shtm (or any

Exhibit 10.2
successor URL); (d) the Export Administration Regulations (15 C.F.R. §§ 730-775); (e) Tax Reform Act of 1976 (26 U.S.C. §999); (f) the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.); (g) the UK Bribery Act; (h) the Money Laundering Control Act (18 U.S.C. §§ 1956-1957) and the Bank Secrecy Act (13 U.S.C. §§ 5311, et seq.); and (i) any other applicable laws, rules, regulations, ordinances, codes and the like related to import, export, economic sanction, anti-boycott, anti-bribery and anti-corruption, and anti-money laundering matters.
Manufacturer and its subsidiaries, officers, directors, principals, equity holders, or other affiliates are in compliance with all import, export, economic sanction, anti-boycott, anti-bribery and anti-corruption, and anti-money laundering laws, rules, regulations, ordinances, codes, and the like of the United States and of all foreign jurisdictions. Manufacturer and its subsidiaries, officers, directors, principals, equity holders, or other affiliates have not engaged, and do not engage, in any transactions in any manner that has violated or violates (or would cause Manufacturer or its subsidiaries, officers, directors, principals, equity holders, or other affiliates to be in violation of import, export, economic sanction, anti-boycott, anti-bribery and anti-corruption, and anti-money laws, rules, regulations, ordinances, codes and the like, including: (a) the United States Trading with the Enemy Act (50 U.S.C. App. §§1-44), or the International Economic Emergency Powers Act (50 U.S.C. §§1701-1706); (b) business dealings with any person(s) listed as a “Specially Designated Nationals” by the United States Treasury Department from time to time at http://www.treas.gov/offices/enforcement/ofac/sdn/ (or any successor URL); (c) business dealings with any person(s) designated by the United States Commerce Department as “Denied Persons” from time to time at http://www.bis.doc.gov/dpl/Default.shtm (or any successor URL); (d) the Export Administration Regulations (15 C.F.R. §§ 730-775); (e) Tax Reform Act of 1976 (26 U.S.C. §999); (f) the Foreign Corrupt Practices Act (15 U.S.C. §§ 78dd-1, et seq.); (g) the UK Bribery Act; (h) the Money Laundering Control Act (18 U.S.C. §§ 1956-1957) and the Bank Secrecy Act (13 U.S.C. §§ 5311, et seq.); and (i) any other applicable laws, rules, regulations, ordinances, codes and the like related to import, export, economic sanction, anti-boycott, anti-bribery and anti-corruption, and anti-money laundering matters.
27. Governing Language
The Parties hereto acknowledge and agree that this Agreement has been prepared in the English language and that the costs and expenses associated with the translation of such shall be borne exclusively by each Party.
The Parties hereto acknowledge and agree that this Agreement has been prepared in the English language and that the costs and expenses associated with the translation of such shall be borne exclusively by each Party.
28. Schedules; Entire Agreement; Construction

The Schedules are a part of, and incorporated by reference into, this Agreement. This Agreement, together with any Schedules attached to this Agreement, contain all of the terms, warranties, representations, agreements, covenants, conditions, and provisions the Parties have agreed upon with respect to the subject matter of this Agreement and it supersedes any and all prior or contemporaneous written or oral agreements, understandings or representations relating to its subject matter. The Parties hereto have consulted with and have been counseled by their

Exhibit 10.2
own legal counsel and other advisors, and are entering into this Agreement voluntarily and with a full understanding of the meaning and legal effects of each provision contained in this Agreement. The Parties hereto and their respective legal counsel have been involved in the negotiation and drafting of this Agreement. In the event of any dispute regarding the interpretation of any provision of this Agreement, the Parties agree that this Agreement and the provisions hereof shall not be construed against any one Party as the drafter of this Agreement.

29. Severability

In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement in any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision had never been contained herein and such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

30. Waiver

Any Party’s failure to insist on strict performance of any provision of this Agreement shall not be deemed a waiver of any of its rights or remedies, nor shall it relieve any other Party from performing any subsequent obligation strictly in accordance with the terms of this Agreement. No waiver shall be effective unless it is in writing and signed by the Party against whom enforcement is sought. The waiver shall be limited to provisions of this Agreement specifically referred to therein and shall not be deemed a waiver of any other provision. No waiver shall constitute a continuing waiver unless the writing states otherwise.

31. Counterparts

This Agreement may be executed on different dates and in different places by the Parties and each such signed/executed Agreement shall be binding on those who signed the same, as well as the other Party, and each such signed/executed Agreement shall be deemed as good and effective as the original of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Party has executed this Co-Manufacturing and Purchasing Agreement on the day and year first above written.

Manufacturer:

AXELUM RESOURCES CORP.

By:
/s/ Romeo I. Chan______________________

Exhibit 10.2
ROMEO I. CHAN
Chairman

COMPANY:
ALL MARKET SINGAPORE PTE LTD ALL MARKET SINGAPORE PTE LTD
ALL MARKET SINGAPORE PTE LTD

By:
___/s/ Michael Kirban_____________ _____/s/ Jonathan Burth_______
MICHAEL KIRBAN JONATHAN BURTH
EXECUTIVE CHAIRMAN COO

SCHEDULE 1

[***]

SCHEDULE 2

Specifications

[***]

Exhibit 10.2

SCHEDULE 3

Loading Specifications

[***]

SCHEDULE 4
Minimum Volume

[***]

SCHEDULE 5

Private Label - Territories

[***]

SCHEDULE 6
Supplier Code of Conduct

[***]

Exhibit 10.2

SCHEDULE 7
Company Intellectual Property

[***]